Exhibit 10.1

PROMISSORY NOTE

2,000,000	November 11, 2005

Nationwide Financial Solutions, Inc. (“Borrower”) promises to pay to the order of Pursuit Capital, LLC (“Lender”) the principal amount of $2,000,000, together with interest on the unpaid principal amount from the date of this Promissory Note (“Note”), on November 8, 2005 in 12 monthly payments. Each of the first 11 payments will consist of accrued interest only, and the final payment will consist of principal and accrued interest. The first payment is due on December 8, 2005 and subsequent payments are due on the same day of each following month until November 8, 2006, at which time the unpaid principal amount, together with accrued interest, is due in its entirety. The due date and the scheduled amount of each payment are set forth on Schedule 1. 1.

         Borrower will pay interest on the unpaid principal amount at an annual rate of 12%. Interest will be computed on the basis of a 365-day year.

         All payments under this Promissory Note (“Note”) will apply first to any costs and expenses due to Lender, then to accrued interest to date of payment, and then to the unpaid principal amount. If Borrower fails to make any payment required by this Note within 15 days after the payment is due, Lender will have all remedies available to Lender at law or in equity. All available remedies are cumulative and may be exercised singularly or concurrently. Upon default, including failure to pay any payment within 15 days of when due or upon the final maturity, whichever occurs first, Lender, at its option, may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount and may also, if permitted under applicable law, do one or both of the following: (a) increase the interest rate on this Note to 18%, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorney’s fees and legal expenses whether or not there is a lawsuit, including attorney’s fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note shall be governed by and construed exclusively in accordance with the laws of the State of Nevada.

         This Note replaces the Promissory Note from Borrower to Lender dated November 8, 2005 (the “Prior Note”), and all of the indebtedness previously evidenced by the Prior Note shall be evidenced by this Note.

         Time is of the essence with respect to all dates and time periods in this Note. If any payment falls due on a date that is not a business day, payment shall instead be due on the next succeeding business day.

         Borrower may pay, without penalty, all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule, but rather, they will reduce the principal balance due and may result in Borrower’s making fewer payments.

         This Note shall be subordinate in right and payment to any indebtedness for borrowed incurred by Borrower from a bank or other financial institution, and Borrower shall make no payments on this Note while any event of default existing under such indebtedness for borrower money.

         Borrower waives demand, presentment for payment, notice of dishonor or nonpayment, protest, notice of protest, and lack of diligence in collection, and agrees that Lender may extend or postpone the due date of any payment required by this Note without affecting Borrower’s liability. No waiver will be binding on Lender unless it is in writing and signed by Lender. Lender’s waiver of a breach of a provision of this Note will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision.

         This Note is governed by the laws of the State of Nevada, without giving effect to any conflict-of-law principle of any jurisdiction. If any arbitration or litigation is instituted to interpret, enforce, or rescind this Note, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party’s reasonable attorney’s fees and other fees, costs, and expenses of every kind, including but not limited to the costs and disbursements specified by Nevada State law, incurred in connection with the arbitration, the litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the arbitrator or court.

Borrower: Nationwide Financial Solutions, Inc. /s/ Darren R. Dierich By: Darren R. Dierich Its: Chief Financial Officer